As filed with the Securities and Exchange Commission on August 23, 2005

Registration No. 333-125009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.  3
to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KEY HOSPITALITY ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	20-2742464
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4 Becker Farm Road

 Roseland, New Jersey 07068

(973) 992-3707

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Davidson, Chief Executive Officer

Key Hospitality Acquisition Corporation

4 Becker Farm Road

Roseland, New Jersey 07068

(973) 992-3707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 (212) 983-3115—Facsimile	Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue, 19th Floor New York, New York 10017 (212) 370-1300 (212) 370-7889—Facsimile

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security (1)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant (2)	11,500,000 Units		$8.00	$92,000,000	$10,828.40
Shares of Common Stock included as part of the Units(2)	11,500,000 Shares		—	—	—	(3)
Warrants included as part of the Units (2)	11,500,000 Warrants		—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units (4)	11,500,000 Shares		$6.00	$69,000,000	$8,121.30
Representative’s Unit Purchase Option	1		$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option (“Underwriter’s Units”) (4)	500,000 Units		$8.80	$4,400,000	$517.88
Shares of Common Stock included as part of the Underwriter’s Units (4)	500,000 Shares	—		—	—	(3)
Warrants included as part of the Representative’s Units (4)	500,000 Warrants	—		—	—	(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units (4)	500,000 Shares		$7.50	$3,750,000	$441.38
Total				$169,150,100	$19,908.97	(5)

——————

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 1,500,000  Units and 1,500,000  shares of Common Stock and 1,500,000  Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

No fee pursuant to Rule 457(g).

(4)

Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, August 23, 2005

$80,000,000

KEY HOSPITALITY ACQUISITION CORPORATION

10,000,000 units

Key Hospitality Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Our objective is to acquire an operating business in the hospitality industry. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of:

•

one share of our common stock; and

•

one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                      , 2006 [one year from the date of this prospectus], and will expire on                      , 2009 [four years from the date of this prospectus], or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). We have also agreed to sell to Maxim Group LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 500,000 units at a per-unit offering price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol ______ on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols ____ and ____, respectively. We cannot assure you, however, that any of such securities will be or continue to be quoted on the OTC Bulletin Board .

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions (1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.40	$7.60
Total	$80,000,000	$4,000,000	$76,000,000

——————

(1)

Does not include a non-accountable expense allowance in the amount of 2% of the gross proceeds, or $.16 per unit ( $1,600,000 in total) payable to Maxim Group LLC, or an additional amount of 1% of the gross proceeds, or $0.08 per unit ( $800,000 in total), payable to Maxim Group LLC (including any units sold to cover overallotments), upon consummation of a business combination.

Of the net proceeds we receive from this offering, $72,500,000 ($7.25 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.

We are offering the units for sale on a firm-commitment basis. Maxim Group LLC acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                  , 2005.

Maxim Group LLC
Oppenheimer & Co.
Wedbush Morgan Securities

                   , 2005

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. The authors of this information do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information. We have not sought the consent of the sources to refer to their reports in this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Key Hospitality Acquisition Corporation. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase such shares. All share and per share information in this prospectus gives effect to a 5-for-6 reverse stock split effected on August 22, 2005. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on April 25, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business in the hospitality industry. To date, our efforts have been limited to organizational activities.

We believe that the hospitality industry is an attractive area in which to seek a merger or acquisition, as well as to operate and grow a business. Although our acquisition strategy is not limited to one sector within the hospitality industry, we intend to focus on target businesses in the following sectors of the hospitality industry in both U.S. and international markets:

•

Hotels

•

Condo-hotels/fractional time-shares/destination clubs

•

Golf

•

Spa

•

Gaming

•

Related amenity or service businesses

Our strategy is to acquire small to medium sized business(es) and/or asset(s) that may have certain of the following characteristics:

•

Growth and/or development opportunities

•

Repositioning and/or rebranding opportunities

•

Select balance sheet turnaround situations

•

Brand strength and expansion potential

Our management, board of directors and advisors have extensive experience in various sectors within the hospitality industry. Our team has worked for many of the largest hospitality management companies, hotel owners and venture capital firms focused on the hospitality sector. In addition, we believe our expertise in consummating deals makes our team well-suited to effect a business combination in the hospitality industry. Collectively, we have more than 100 years experience in sourcing, negotiating and structuring transactions.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses.

As used in this prospectus, a “target business” shall include an operating business that provides services and a “business combination” shall mean the acquisition by us of such a target business. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates have yet taken any measure, directly or indirectly, to locate a target business. Additionally, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a possible business combination with our company.

Our offices are located at 4 Becker Farm Road, Roseland, New Jersey 07068, and our telephone number is (973) 992-3707.

The Offering

Securities offered:
10,000,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. If Maxim determines to permit separate trading of the common stock and warrants earlier than the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K announcing when such separate trading will begin. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering	2,499,998 shares , after giving effect to a five-for-six reverse stock split effected on August 22, 2005.

Number to be outstanding after this offering	12,499,998 shares

Warrants:

Number outstanding before this offering	0

Number to be outstanding after this offering	10,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business, or

• [ ], 2006 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2009 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants, including any warrants issued to the underwriters if they exercise their unit purchase option, with Maxim Group LLC’s prior consent:
• in whole and not in part,

• at a price of $.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Because we may redeem the warrants only with the prior consent of Maxim Group LLC and it may hold warrants subject to redemption, it may have a conflict of interest in determining whether to consent to such redemption. We cannot assure you that Maxim Group LLC will consent to such redemption if it is not in its best interest even though it may be in our best interest.

Proposed OTC Bulletin Board symbols for our:

Units	[ ]

Common stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust:

$72,500,000 ($83,375,000 if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering ($7.25 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, approximately $1,395,000 after the payment of estimated expenses of $505,000 relating to this offering). None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited Payments to Insiders:	There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

• Repayment of a $145,000 loan without interest made by several of our existing stockholders to cover offering expenses;

• Payment of up to $7,500 per month to an affiliate of Udi Toledano, our president and a member of our board of directors, for office space and administrative services; and

	•	Reimbursement for any expenses incident to the offering and finding a suitable business combination.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state or foreign law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired following this offering in favor of the business combination submitted to our stockholders for approval. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund (initially $7.25 per share), including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold. Because the initial per share conversion price is $7.25 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and which may be lower then the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Escrow of existing stockholders’ shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until [                    ], 2008 [three years from the date of this prospectus] unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and the targeted hospitality industry, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	May 3, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(126,793)	$73,913,207
Total assets	268,500	73,913,207
Total liabilities	250,293	—
Value of common stock which may be converted to cash ($7.25 per share)	—	14,492,750
Stockholders’ equity	18,207	59,420,457

The “as adjusted” information gives effect to the five-for-six reverse split of our common stock effected on August 22, 2005 and the sale of the units we are offering pursuant to this prospectus, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital and total assets amounts include the $72,500,000 being held in the trust fund ($83,375,000 if the underwriters’ over-allotment option is exercised in full), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per-share conversion price of $7.25, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

•

the amount in the trust fund, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•

divided by the number of shares of common stock sold in the offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the hospitality industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust fund and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Since August 2003, based upon publicly available information, approximately 30 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements for initial public offerings. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 29 blank check companies with more than   $1.3 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies (including large private equity and similar firms) seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.25 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.25, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, Jeffrey S. Davidson, our chief executive officer and a member of our board of directors, and Udi Toledano, our president and a member of our board of directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per share liquidation price will not be less than $7.25, plus interest, due to claims of creditors.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 26,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Maxim Group LLC, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our balance sheet and general financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur debt (including mortgage or other secured debt), we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

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default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

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covenants that limit our ability to acquire capital assets or make additional acquisitions; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

It is likely that some of our current officers and directors will resign upon consummation of a business combination and we will have only a limited ability to evaluate the management of the target business.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly our chief executive officer and president, to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. If we acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were to be structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If our current management were to negotiate to be retained by our company following a business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have fiduciary or contractual obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

Certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. For example, W. Thomas Parrington, our co-chairman of the board, is the chief executive officer of Lodgian, Inc., a public company independent owner and operator of full-service hotels, which is engaged in business activities similar to those intended to be conducted by us. Due to these existing affiliations, they have prior fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

If we seek to effect a business combination with an entity that is directly or indirectly affiliated with one or more of our existing stockholders, conflicts of interest could arise.

Our existing stockholders either currently have or may in the future have affiliations with companies in the hospitality and related industries. Although we have no current plans to do so, if we were to seek a business combination with a target business with which one or more of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Conflicts that may arise may not be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of stock in our company which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation. Additionally, all of our officers and directors have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust fund unless the business combination is consummated and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, including all of our officers and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust fund unless the business combination is consummated. In such event, our existing stockholders may, as part of any such combination, negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business’ owners, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. We note, however, that such expenses are likely to be insignificant compared to the value of such existing stockholders’ equity stake.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $73,895,000 which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets at the time of such acquisition. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible, as is common in acquisitions of hospitality assets or companies, that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. In such a case, if we were ultimately required to forfeit such funds and were unable to secure additional financing (which could be provided by our existing stockholders, though they are under no obligation to do so), we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. Any shares of common stock acquired by existing stockholders in the aftermarket will be considered as part of the holding of the public stockholders, but such existing stockholders have agreed to vote any shares of common stock acquired following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination.

Because of management’s agreement with Maxim Group LLC to make open market purchases of the warrants during the forty-trading day period after separate trading of the common stock and warrants begins, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29 .5 % or $2.36 per share (the difference between the pro forma net tangible book value per share of $5.64, and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 10,000,000 shares of common stock. We will also issue an option to purchase 500,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 500,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholders’ and the representative of the underwriters’ obligation to purchase warrants in the open market within the first forty trading days after separate trading of the warrants has commenced may support the market price of the warrants during such period and, accordingly, the termination of the support provided by such warrant purchases may materially adversely affect the market price of the warrants.

Our existing stockholders have agreed, pursuant to agreements with Maxim Group LLC in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase an amount of warrants equal to an aggregate of up to 1% of the gross proceeds of the offering at market prices not to exceed $1.20 per warrant within the forty-trading day period commencing on the date separate trading of the warrants commences. Our existing stockholders will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreements until following the consummation of a business combination. In addition, Maxim Group LLC has agreed to purchase up to $500,000 of warrants at market prices not to exceed $1.20 per warrant within the same forty-trading day period and after the insider warrant purchases have occurred. Such warrant purchases may serve to support the market price of the warrants during such forty-trading day period at a price above that which would prevail in the absence of such purchases by our existing stockholders and Maxim Group LLC. However, the agreements and Maxim’s obligation to purchase warrants shall terminate at the end of the fortieth trading day after separate trading of the warrants has commenced or the earlier purchase of the maximum number of warrants by each respective party. The termination of the support provided by the warrant purchases may materially adversely affect the market price of the warrants.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,499,998 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York , Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho, Oregon and South Dakota may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in the states referred to in the first sentence of this paragraph, if you are not an institutional investor, and in all states other than Idaho, Oregon and South Dakota, if you are an institutional investor, and the other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” below.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market.  It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity

securities not included on The Nasdaq Stock Market.   Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.  We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent only in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.

Each of our directors owns shares of our common stock and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our initial stockholders’ initial investment of $25,000 is less than the required $2,110,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

The inability of the sellers of companies we may acquire to fulfill their indemnification obligations to us under our acquisition agreements could increase our liabilities and adversely affect our results of operations and financial position.

We intend to negotiate as a term in our acquisition agreements that the respective sellers will agree to retain responsibility for and indemnify us against damages resulting from certain third-party claims or other liabilities. However, there may be instances in which we determine to ultimately enter into an acquisition agreement without such seller indemnification obligations, such as in purchases of assets out of bankruptcy or purchases of certain hospitality-related assets. The lack of seller indemnification obligations or the failure of any seller to satisfy its obligations with respect to claims and retained liabilities covered by the acquisition agreements could have an adverse effect on our results of operations and financial position because claimants may successfully assert that we are liable for those claims and/or retained liabilities. In addition, we expect that certain obligations of the sellers to indemnify us will terminate upon expiration of the applicable indemnification period and will not cover damages in excess of the applicable coverage limit. The assertion of third-party claims after the expiration of the applicable indemnification period or in excess of the applicable coverage limit, or the failure of any seller to satisfy its indemnification obligations with respect to breaches of its representations and warranties, could have an adverse effect on our results of operations and financial position.

Risks Related to the Hospitality and Related Industries

We will be subject to all the operating risks common to the hospitality industry.

Operating risks common to the hospitality industry include:

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changes in general economic conditions, including the timing and robustness of the apparent recovery in the United States from the recent economic downturn and the prospects for improved performance in other parts of the world;

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consumers’ fears of exposures to contagious diseases or the occurrence of natural disasters;

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consumer reluctance to spend on luxury items;

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decreases in the demand for transient rooms and related lodging services, including a reduction in business and vacation travel as a result of general economic conditions;

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cyclical over-building in the hotel and vacation ownership industries;

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restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations and other governmental and regulatory action;

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changes in operating costs including, but not limited to, energy, labor costs (including the impact of unionization), workers’ compensation and health-care related costs, insurance and unanticipated costs such as acts of nature and their consequences; and

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disputes with owners of properties and franchisees which may result in litigation;

The hospitality industry is highly competitive, both for acquisitions of new hotels and other properties, for related amenity and service companies and for customers.

We will be competing for hotel and related property or business acquisition opportunities with others who have substantially greater financial resources than we do. These competitors may be prepared to accept a higher level of financial risk than we can prudently manage. This competition may have the effect of reducing the number of suitable investment opportunities offered to us and increasing our acquisition costs by enhancing the bargaining power of property owners seeking to sell or to enter into management agreements. Competitive factors in the hospitality industry include convenience of location, the quality of the property, room rates, the range and quality of food services and amenities offered and name recognition. Demographic, geographic or other changes in one or more markets of our target business could impact the convenience or desirability of its hotels, amenities or services and so could adversely affect their operations. Also, new or existing competitors could significantly lower rates or offer greater conveniences, services or amenities, or significantly expand, improve or introduce new facilities in the markets in which our target business’ hotels compete.

We may be subject to risks relating to real estate investments.

We could be subject to the risks that generally relate to investments in real property because we may enter into a business combination with a target business that owns and leases hotels, resorts and other properties. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties, and the expenses incurred. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and/or time-consuming to develop real property or expand, modify or renovate hotels. When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases and real property values may decrease as the number of potential buyers decreases. Similarly, as financing becomes less available, it becomes more difficult both to acquire and to sell real property. Finally, under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have a material adverse impact on our results of operations or financial condition. In addition, if our properties do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, our income will be adversely affected.

Our operations could be negatively affected if we are unable to manage the timing, budgeting and other risks associated with hotel, resort or golf course development or conversion of properties.

Our target business may develop hotel, resort or golf course properties or convert properties to different uses, as suitable opportunities arise, taking into consideration the general economic climate. New project development and conversion of properties have a number of risks, including risks associated with:

•

construction delays or cost overruns that may increase project costs;

•

receipt of zoning, occupancy and other required governmental permits and authorizations;

•

environmental issues with respect to development or conversion of properties such as golf courses;

•

development costs incurred for projects that are not pursued to completion;

•

so-called acts of God such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•

defects in design or construction that may result in additional costs to remedy or require all or a portion of a property to be closed during the period required to rectify the situation; and

•

governmental restrictions on the nature or size of a project or timing of completion.

We cannot assure you that any development project will be completed on time or within budget.

If we acquire a target business in the gaming industry and are unable to comply with governmental regulations affecting the gaming industry, it could negatively affect our operations.

We may acquire a target business in an industry related to hospitality such as the gaming industry. The gaming industry is highly regulated, and we would need to maintain licenses and pay gaming taxes to conduct such operations. Casinos are subject to extensive regulation under the laws, rules and regulations of the jurisdiction where they are located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

In addition to gaming regulations, our businesses may be subject to various federal, state and local laws and regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning treasury regulations, environmental matters and taxation. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations or material difference in interpretations by courts or governmental authorities could adversely affect our operating results.

Our financial condition could be negatively affected if we fail to maintain satisfactory labor relations.

There will be costs associated with operations which are staffed by organized labor. Because of the higher labor costs and the increased risk of strikes and other work-related stoppages that may be associated with union or other organized operations in the hospitality sector, non-unionized competitors may have a competitive advantage in areas where they compete with unionized operations. To the extent we acquire non-union operations which subsequently become unionized, we could incur an increased risk of work stoppages, reduced productivity and higher labor costs. Work stoppages or strikes could adversely affect our operations or increase our costs.

We will be subject to the risks associated with trends in consumer and business travel.

If we affect a business combination in the hospitality industry, we will likely rely in large part on trends in U.S. and international business and consumer travel. Travel is highly sensitive to business and personal discretionary spending levels and tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce travel could reduce our revenues or otherwise negatively affect our results of operations. These may include:

•

price escalation in the airline industry or other travel-related industries due to increased fuel costs or other factors;

•

occurrence of travel-related accidents and concerns about passenger convenience and safety;

•

advances in business technology and communication, such as videoconferencing and online teleconferencing;

•

health-related fears; and

•

bad weather.

Acts of terrorism and war could have an adverse effect on our target industry, which in turn could adversely affect our business.

The hospitality industry is sensitive to safety and security concerns, and thus declines after occurrences of and fears of future incidents of terrorism and hostilities that affect the safety, security and confidence of travelers and users of hotels and related amenities and services. For example, the start of the war in Iraq in March 2003 and the terrorist attacks of September 11, 2001, which included attacks on the World Trade Center and the Pentagon using hijacked commercial aircraft, resulted in the cancellation of a significant number of flights and travel bookings and a decrease in new travel bookings. Our future revenues and results of operations may be reduced or otherwise negatively affected by similar and/or other acts of terrorism or war. The effects of these events could include, among other things, a protracted decrease in demand for air travel due to fears regarding additional acts of terrorism, military and governmental responses to acts of terrorism and a perceived inconvenience in traveling by air and increased costs and reduced operations by airlines due, in part, to new safety and security directives adopted by the Federal Aviation Administration or other governmental agencies all of which, among other possibilities, could affect the hospitality industry.

Since we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future revenues or results of operations following a business combination. Additionally, if the acquired company is in a developing country or a country that is not fully market-oriented, our operations may not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries of the Organization for Economic Cooperation and Development, or OECD. The OECD is an international organization helping governments tackle the economic, social and governance challenges of a globalized economy. The additional risks we may be exposed to in these cases include but are not limited to:

•

tariffs and trade barriers;

•

regulations related to customs and import/export matters;

•

tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•

cultural and language differences;

•

an inadequate banking system;

•

restrictions on the repatriation of profits or payment of dividends;

•

accounting issues, such as reconciling foreign accounting rules with US generally accepted accounting principles;

•

nationalization or expropriation of property;

•

law enforcement authorities and courts that are inexperienced in commercial matters; and

•

deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

We may do business and generate revenue in other countries. Foreign currency fluctuations may affect the costs that we incur in our operations. Some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our cost of doing business and could hurt our results of operations and financial condition.

Exchange controls and withholding taxes may restrict our ability to utilize our cash flow.

If we acquire a company that has operations outside the United States, we may be subject to existing or future rules and regulations on currency conversion or corporate withholding taxes on dividends which may affect our ability to utilize our cash flow effectively, repatriate profits or pay dividends.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised
Gross proceeds	$80,000,000		$92,000,000
Offering expenses (1)
Underwriting discount (2)	4,000,000		4,600,000
Underwriting non-accountable expense allowance (3)	1,600,000		1,600,000
Legal fees and expenses (including blue sky services and expenses)	350,000		350,000
Miscellaneous expenses	47,676		47,676
Printing and engraving expenses	50,000		50,000
Accounting fees and expenses	20,000		20,000
SEC registration fee	19,909		19,909
NASD registration fee	17,415		17,415
Net proceeds
Held in trust	72,500,000		83,375,000
Not held in trust	1,395,000		1,920,000
Total net proceeds	$73,895,000		$85,295,000

Use of net proceeds not held in trust (4)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$400,000	(28.7)%	$400,000	(20.8)%
Payment for office space and for administrative and support services ($7,500 per month for 24 months)	180,000	(12.9)%	180,000	(9.4)%
Due diligence of prospective target businesses	100,000	(7.2)%	100,000	(5.2)%
Legal and accounting fees relating to SEC reporting obligations	50,000	(3.6)%	50,000	(2.6)%
Working capital to cover miscellaneous expenses (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination), D&O insurance and reserves	665,000	(47.6)%	1,190,000	(62.0)%
Total	$1,395,000	(100 .0)%	$1,920,000	(100.0)%

——————

(1)

A portion of the offering expenses have been paid from the funds we received from Messrs. Davidson and Toledano described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)

Consists of an underwriting discount of 5% of the gross proceeds of the offering (including any units sold to cover over-allotments). Does not include an additional underwriting discount in the amount of 1% of the gross proceeds of this offering (including any units sold to cover over-allotments), payable out of the funds held in trust upon consummation of a business combination.

(3)

The 2% non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(4)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

$72,500,000, or $83,375,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds held in trust will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the

Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in trust will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We will pay up to $7,500 for general and administrative services, including office space, utilities and secretarial support, to an affiliate of Udi Toledano, our president and a member of our board of directors, but in no event will such fees be more than $7,500 in the aggregate and all such arrangements will be arm’s-length transactions. This arrangement will be agreed to for our benefit and will not be intended to provide Mr. Toledano compensation in lieu of a salary. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital of approximately $665,000, or $1,190,000 if the over-allotment option is exercised in full, for director and officer liability insurance premiums (approximately $120,000), with the balance of $545,000, or $1,070,000 if the over-allotment option is exercised in full, being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and advisors and may also include engaging market research firms and/or third party consultants. Our officers, directors and advisors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

However, it is also possible, as is common in acquisitions of hospitality assets or companies, that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event that any such deposit or down payment were large enough (thereby depleting enough of our non-trust fund assets) or in the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. Although not obligated to do so, it is possible that our existing stockholders could advance us the additional required funds, thereby increasing the amount of excess out-of-pocket expenses that could be reimbursed following a business combination. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

Upon consummation of a business combination, Maxim Group LLC will be paid an additional underwriting discount in the amount of 1% of the gross proceeds of this offering (including any units sold to cover over-allotments) out of the funds held in trust.

As of the date of this prospectus, Messrs. Davidson and Toledano have advanced to us a total of $145,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. To date, we have paid out of such loaned funds and our initial capital contributions from our existing stockholders approximately $135,000 for expenses relating to this offering and approximately $10,000 of such loaned funds remains outstanding. Of such loans, $115,000 will be payable without interest on the earlier of May 2, 2006 or the consummation of this offering and $30,000 will be payable without interest on the earlier of August 3, 2006 or the consummation of the offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month administrative fees described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

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DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At May 3, 2005, our net tangible book value was a deficiency of $126,793, or approximately $(0.05) per share of common stock. After giving effect to the five-for-six reverse stock split effected on August 22, 2005, the sale of 10,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,999,000 shares of common stock which may be converted into cash) at   May 3, 2005 would have been $59,275,457 or $5.64 per share, representing an immediate increase in net tangible book value of $5.69 per share to the existing stockholders and an immediate dilution of $2.36 per share or 29.5% to new investors not exercising their conversion rights.

For purposes of presentation, our pro forma net tangible book value after this offering is approximately $14,492,750 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$		$8.00
Net tangible book value before this offering		(0.05)
Increase attributable to new investors		5.69
Pro forma net tangible book value after this offering			5.64
Dilution to new investors			$2.36

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	2,499,998	20.0%	$25,000	0.03%	$0.01
New investors	10,000,000	80.0%	$80,000,000	99.7%	$8.00
	12,499,998	100.0%	$80,000,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(126,793)
Proceeds from this offering	73,895,000
Offering costs paid in advance and excluded from tangible book value before this offering	0
Less: Proceeds held in trust subject to conversion to cash ($72,500,000 x 19.99%)	(14,492,750)
$59,275,457
Denominator:
Shares of common stock outstanding prior to the offering	2,499,998
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 x 19.99%)	(1,999,000)
10,500,998

CAPITALIZATION

The following table sets forth our capitalization at May 3, 2005 and as adjusted to give effect to the five-for-six reverse stock split on August 22, 2005, the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	May 3, 2005
	Actual	As Adjusted
Notes payable to stockholders	$105,000	—
Total debt	$105,000	—
Common stock, $.001 par value, -0- and 1,999,000 shares which are subject to possible conversion, shares at conversion value (1)	$—	$14,492,750

Stockholders’ equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	—

Common stock, $.001 par value, 50,000,000 shares authorized; 2,499,998 shares issued and outstanding; 10,500,998 shares issued and outstanding (excluding 1,999,000 shares subject to possible conversion), as adjusted	2,500	10,501
Additional paid-in capital	16,000	59,410,249
Deficit accumulated during the development stage	(293)	(293)

Total stockholders’ equity	18,207	59,420,457

Total capitalization	$123,207	$73,913,207

——————

(1)

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on April 25, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the hospitality industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $2,105,000 including $1,600,000 representing the underwriters’ non-accountable expense allowance of 2% of the gross proceeds, and underwriting discounts of approximately $4,000,000, or $4,600,000 if the underwriters’ over-allotment option is exercised in full, will be approximately $73,895,000, or $85,295,000 if the underwriters’ over-allotment option is exercised in full. Of this amount, $72,500,000, or $83,375,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $1,395,000, or $1,920,000 if the underwriters’ over-allotment is exercised in full, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $400,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to an affiliate of our chief executive officer or our president (up to $7,500 per month for 24 months), $100,000 of expenses for the due diligence and investigation of a target business, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $665,000, or $1,190,000 if the underwriters’ over-allotment is exercised in full, for general working capital that will be used for miscellaneous expenses and reserves, including approximately $120,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

As of the date of this prospectus, Messrs. Davidson and Toledano have advanced a total of $145,000 to us for payment of offering expenses on our behalf. Of such loans , $115,000 will be payable without interest on the earlier of May 2, 2006 or the consummation of this offering and $30,000 will be payable without interest on the earlier of August 3, 2006 or the consummation of the offering .. The loans will be repaid out of the proceeds of this offering not being placed in trust.

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PROPOSED BUSINESS

We are a blank check company organized under the laws of the State of Delaware on April 25, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business in the hospitality industry and/or other related businesses. To date, our efforts have been limited to organizational activities, and we do not have any specific business combination under consideration, nor have we had any interactions or discussions with any target business regarding a possible business combination.

Introduction

We believe that the hospitality industry in the U.S. and internationally is an attractive area in which to seek a merger or acquisition, as well as to operate and grow a business. Although our acquisition strategy is not limited to one sector within the hospitality industry, we intend to focus on target businesses in the following sectors in both U.S. and international markets: hotels, condo-hotels/fractional time-shares/destination clubs, golf, spa and gaming and/or related amenity or service businesses.

Our strategy is to acquire small to medium sized business(es) and/or asset(s) that may have certain of the following characteristics:

•

Growth and/or development opportunities

•

Repositioning and/or rebranding opportunities

•

Select balance sheet turnaround situations

•

Brand strength and expansion potential

Our management, board of directors and advisors have extensive experience in various sectors within the hospitality industry. Our team has worked for many of the largest hospitality management companies, hotel owners and venture capital firms focused on the hospitality industry. In addition, we believe our expertise in consummating deals makes our team well-suited to effect a business combination in the hospitality industry. Collectively, we have more than 100 years experience in sourcing, negotiating and structuring transactions.

Hospitality Industry Ownership/Operator Segments

The hospitality industry can be subdivided into three major ownership/operator segments: asset owners, brand owners/operators and independent operators. We may explore acquisitions of target business(es) and/or asset(s), in which we may engage in activities of any or all of these owner/operator segments.

•

Asset Owners own direct (or, more typically, through holding entities, indirect) interests in actual real estate and related assets. Asset owners are typically private equity firms, private or public real estate investment trusts or companies, and individual investors whose primary business is to own real estate assets in various segments of the hospitality industry.

•

Brand Owners/Operators are owners, managers and/or franchisors of hotel brands. They typically manage the assets themselves for a fee, or franchise the assets to independent operators. Occasionally, like asset owners, brand owners own actual interests in the real estate and related assets.

•

Independent Operators typically combine the operations of both asset owners and brand owners/operators. They are companies that manage diverse assets under different brands, which they typically franchise. In some cases, they also own direct or indirect interests in actual real estate and related assets.

Hospitality Industry Overview

Over the past several years, the U.S. and international hospitality industry have rebounded from the September 11th attacks, a sluggish U.S. economy, uncertainty in the Middle East and, in many cases, pricing pressure from Internet-based businesses. We believe that this current growth will create attractive opportunities to effect one or more business combinations in the industry and to thereafter operate such businesses. Our acquisition strategy does not limit us to any one specific sector of the hospitality industry, and we will explore possible combinations across sectors which we have determined present attractive investment opportunities.

The Hotel Industry

Hotel assets can be generally subdivided into one of the categories listed below and may be owned on a stand-alone basis or as part of regional, national or international chains:

•

Luxury/Resort. Hotels that offer the highest quality services, combined with luxury amenities, such as concierge service, high quality restaurants and resort facilities. These facilities typically charge the highest room rates.

•

Full Service. Hotels that offer quality services combined with full service amenities, such as meeting facilities, food and beverage outlets, pool and exercise rooms and which often include spa or recreation facilities.

•

Limited Service. Hotels that have limited service combined with quality rooms but have minimal meeting facilities (if any), have limited food and beverage outlets; may have a pool and exercise facilities.

•

Extended Stay. Hotels that have limited services combined with larger rooms and suites with kitchens, limited meeting facilities (if any), typically serve breakfast only and may have a pool and exercise facilities. These hotels are designed for guests staying on average 3-4 nights or more and are mini-apartments.

•

Budget Hotels/Motels. Hotels that offer no services, combined with small rooms and very few facilities, such as food and beverage facilities, pools, exercise facilities or meeting rooms. These facilities typically charge the lowest room rates.

In addition to the segments set forth above, we will evaluate hybrid opportunities including: condo/hotel conversions, timeshare units and fractional destination clubs, either alone or in tandem with a hotel.

We believe that hotels are generally considered a hedge against inflation because room rates can be adjusted on a daily basis. In most other types of real estate asset classes, leases are typically fixed: 1-2 years in duration for residential, 3-5 years for office, and 5-20 years for retail. The hotel industry is continuing to show strong growth. According to the Hotel Research Group & PKF Consulting’s 2005 U.S. Lodging Industry Report, revenue growth in 2005 is expected to exceed 7.2%, to an average of approximately $44,000 per available room, a volume approximately equal to that last achieved in the year 2000. Accordingly, we believe that the hospitality industry is an attractive industry in which to make an acquisition and operate a target business.

Hospitality Amenities and Services

In addition to merger and acquisition opportunities in the hotel sector, we believe there are prospective acquisitions in the various hospitality amenity and related services sectors. These include, but are not limited to, those involving golf facilities, health clubs, spas and casinos. Compelling opportunities may exist in services related to the hospitality industry including, but not limited to, those involving management services, reservation services, maintenance services, security services, food and beverage-related services and hospitality-related technology services.

As with the hotel industry, we believe there are other sectors that are related to hospitality amenities and services that may offer us opportunities to acquire a target business. Over the last five years, spas and spa resorts have grown considerably. In a recent study released by the International Spa Association, the U.S. spa industry generated an estimated $11.2 billion in revenue in 2003, up from $5 billion in 1999. Resort hotel spas accounted for 41% of 2003 total revenue, approximately $4.5 billion. The timeshare industry has also experienced dramatic growth. Resort Timesharing Worldwide has reported that the international timeshare industry reached $9.4 billion in sales in 2002 (up from $3.2 billion in 1990) with over 5,400 resorts in more than 100 countries, a growth rate of approximately 12% annually.

Management and Board/Advisors Expertise

We believe that our management and board/advisors will leverage their strong experience in the hospitality industry and related deal sourcing, negotiating, and structuring of transactions to attract merger and acquisition candidates.

W. Thomas Parrington, Co-Chairman

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Over 30 years of lodging and hotel industry experience

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Current chief executive officer of Lodgian, Inc. (AMEX:LGN), which manages over 80 hotel properties with over 15,000 rooms located in the U.S. and Canada and generated revenues in excess of $300 million in fiscal year 2004

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Former chief executive officer of Interstate Hotels & Resorts, Inc. (NYSE:IHR)

Jeffrey S. Davidson, Co-Chairman and Chief Executive Officer

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Principal and managing director of Coqui Capital Partners, a Small Business Investment Company (SBIC) venture capital firm

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Former chief executive officer of Magic Cinemas LLC, a chain of motion picture theatres with revenues in excess of $30 million and developed over $100 million of real estate properties

Udi Toledano, President

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Co-developer and financier of numerous hotel and real estate projects; developed the Nikko Hotel at Beverly Hills (currently Le Meridien)

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Experienced in deal sourcing, negotiating and structuring: manager of Millennium 3 Opportunity Fund, former president of Andromeda Enterprises and CR Capital, private equity companies with a focus on real estate, hotels, venture capital and shipping industry

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Completed hotel and real estate transactions in excess of $500 million

Stephen B. Siegel, Director

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Over 30 years of real estate experience

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Current global chairman of CB Richard Ellis, largest real estate brokerage and advisory company in the U.S.

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Recently named by Crain’s New York Business as one of the 100 most influential business leaders in New York

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Former chief executive officer of Cushman and Wakefield

Glyn F. Aeppel, Director and Secretary

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Over 18 years of hotel acquisitions, development and underwriting experience

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Senior hotel executive at Fairmont Hotels and Resorts, Inc. (NYSE:FHR), Interstate Hotels (NYSE:IHR),and Marriott International (NYSE:MAR)

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Over her career, has completed in excess of $1 billion in hotel acquisitions and financing

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Strong international management experience as a senior executive at InterContinental Hotels (NYSE:IHG) and Le Meridien Hotels and Resorts

Robert Chefitz, Advisor

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Over 25 years of private equity experience - former general partner of Apax Partners (formerly Patricoff & Co. Ventures, Inc.) and senior associate with Golder, Thoma, Cressy & Co. (currently GTCR Golder Rauner, LLC)

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Currently a general partner with NJTC Ventures where he leads early stage investments in a broad range of industries

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Has played a pivotal role in raising over $1.5 billion for investment in various industries

Burton Koffman, Advisor

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Over 40 years hotel development, deal structuring experience - principal in Williams Hospitality (owners/operators of the Candado Plaza Hotel and Casino, El San Juan Hotel and Resort and the El Conquistador Hotel and Casino)

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Former principal in the Sands Hotel and Casino in Las Vegas and Atlantic City

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Principal in Binghamton Hotel Investors - the developer of two condominium hotels with a total of approximately 800 rooms under the Renaissance and Leading Hotels brands

Dr. Michael J. Signorelli, Advisor

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Over 25 years of real estate, hotel and casino development experience - former chairman and chief executive officer of NevStar Gaming and Entertainment Corporation, the developer of a $40 million hotel-casino on 25 acres with 210 rooms, 2 restaurants, entertainment center and a 35,000-square foot casino/public area

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Holder of a non-restrictive gaming license which was approved by the State of Nevada Gaming Commission

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Current advisor to BT Securities, LLC, a Boston-based investment banking firm

Regulation

Following a business combination, we may be subject to certain federal, state and local regulations which require us to obtain and/or maintain various licenses and permits which must be periodically renewed and may be revoked or suspended. Occupancy licenses must be obtained prior to the opening of any hotel and may require renewal if there has been a major renovation. Liquor licenses are required for hotels to be able to serve alcoholic beverages and are generally renewable annually. In addition, depending on the type of hospitality industry business we acquire, we may also be subject to certain federal an state labor laws and regulations such as minimum wage requirements, regulations relating to working conditions, laws restricting the employment of illegal aliens and the American with Disabilities Act. If the target business that we acquire provides any restaurant services, we would be subject to certain federal, state and local health laws and regulations. We may also be subject to environmental regulations under federal, state and local laws with respect to any properties we ultimately acquire.

We may acquire a target business in an industry related to hospitality such as the gaming industry. The gaming industry is highly regulated, and we would need to maintain licenses and pay gaming taxes to conduct such operations. Casinos are subject to extensive regulation under the laws, rules and regulations of the jurisdiction where they are located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination with the proceeds of this offering.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Neither we nor any of our agents or affiliates have yet taken any measure, directly or indirectly, to locate a target business. Additionally, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a possible business combination with our company. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that a target business or businesses be within the hospitality industry and have a collective fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, hotel brokers and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and/or direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry of their contacts will generate a number of potential target businesses that will warrant further investigation. Any finders or brokers that we use would be paid a fee only upon the consummation of a business combination and we expect that any such fees paid to such persons would be a percentage of the fair market value of the transaction although we may pay fees to a finder whether or not a business combination is consummated, depending on what is negotiated with such finder. While we do not presently anticipate engaging the services of non-professional or professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on an arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We will pay Maxim Group LLC a cash fee at the closing of our business combination equal to 1% of the gross proceeds raised in this offering, including any proceeds we receive as a result of the exercise of the underwriters’ over-allotment option. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees or other compensation from any other person or entity in connection with any business combination other than any compensation or fees to be received for any services provided following such business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business or businesses in the hospitality industry and have a collective fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the hospitality industry to date other than reading industry reports to define the industry for the preparation of this prospectus nor have we conducted any research with respect to identifying the number and characteristics of potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will consider, among other factors, the following:

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financial condition and results of operations;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position and customer base;

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barriers to entry into the hospitality industry;

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stage of development of the products, processes or services;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial, legal and other information which will be made available to us. We expect that our chief executive officer and president will allocate a significant amount of their time, as necessary, for meetings with management and/or other representatives of target business candidates, site visits, due diligence, interviews with incumbent management, negotiations and any other activities necessary to complete a business combination. We may also engage an independent third party consultant or expert to assist us in the due diligence process although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

We will pay Maxim Group LLC a cash fee at the closing of our business combination equal to 1% of the gross proceeds raised in this offering, including any proceeds we receive as a result of the exercise of the underwriters’ over-allotment option.

Fair Market Value of Target Business

The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. We have not had any preliminary discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party. The fair market value of any such business or businesses will be determined by our board of directors and management based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. In the event that we acquire assets, the fair market value of such assets may be determined by our management and board of directors based upon a third party appraisal of such assets. If our board is not able to independently determine that the target business has a sufficient fair market value (for example, if one of the members of our board of directors or management is affiliated with the target business or owner of assets or if the financial analysis is too complicated for our board of directors to perform on its own or if our board of directors determine that outside expertise is necessary or helpful in conducting such analysis), we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain such an opinion, we will provide details with respect to how such opinion may be obtained from us in the Current Report on Form 8-K which we file to disclose our entering into the acquisition agreement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses or assets whose fair market value, collectively, is at least equal to 80% of our net assets at the time of such acquisition, as discussed above. It is possible that we could acquire assets such as real property and build structures or acquire real property with existing structures. If we were to acquire real or other property instead of an operating business, we would most likely evaluate such acquisitions based on acquisition or construction costs, as well as other customary real estate valuation metrics, and such evaluation may include obtaining an appraisal from an independent real estate appraiser. In addition, if we were to acquire solely assets instead of an operating business, we would expect that our current management would be retained and/or new management may be hired. Consequently, we expect to have the ability to effect only a single business combination, although this may entail or simultaneous acquisitions of several operating businesses. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services or dependency on a limited customer base.

Limited ability to evaluate the target business management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. Any such negotiations may result in a conflict of interest. . While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholders have agreed to vote any shares of common stock acquired following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $7.25, or $0.75 less than the per-unit offering price of $8.00. Because the initial per share conversion price is $7.25 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower then the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust fund. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants, which will expire worthless.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $7.25, or $0.75 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Messrs. Davidson and Toledano, severally, and pro rata in proportion to their stock ownership, have agreed pursuant to agreements with us and Maxim Group LLC that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors and service providers in the ordinary course. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $7.25, plus interest, due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity and potential access to the United States public equity markets may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the hospitality industry. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 4 Becker Farm Road, Roseland, New Jersey 07068. The cost for this space is included in the $7,500 per-month of our expenses for general and administrative services which will be paid to an affiliate of Udi Toledano, our president and a member of our board of directors. We consider our current office space adequate for our current operations.

Employees

We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$72,500,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.

$68,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $72,500,000 of net offering proceeds held in trust will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular; provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
W. Thomas Parrington	60	Co-Chairman
Jeffrey S. Davidson	46	Co-Chairman and Chief Executive Officer
Udi Toledano	55	Director and President
Stephen B. Siegel	60	Director
Glyn F. Aeppel	46	Director and Secretary

W. Thomas Parrington has been co-chairman of our board of directors since our inception. Mr. Parrington has been involved in the lodging industry for over 30 years. Since June 2003, Mr. Parrington has served as president and chief executive officer of Lodgian, Inc. (AMEX:LGN), one of the largest independent owners and operators of full-service hotels in the United States, following service as its interim chief executive officer from May 2003 until that date, and has been a director since November 2002. Lodgian currently manages a portfolio in excess of 80 hotels with over 15,000 rooms located throughout the United States and Canada and generated in excess of $300 million in revenue for fiscal 2004. Lodgian manages hotels with nationally recognized hospitality brands such as Intercontinental Hotels Group, Marriot and Holiday Inn. From December 1998 until May 2003, Mr. Parrington focused on real estate investments (primarily hotels) and hotel consulting. During such time, he was not associated with any particular entity. From June 1981 until December 1998, Mr. Parrington was employed by Interstate Hotels & Resorts, Inc. (NYSE:IHR), a publicly traded company that merged with Wyndham Hotels in June 1998, where he ultimately served as president and chief executive officer. During his 17-year tenure with Interstate, Mr. Parrington also served as chief financial officer and chief operating officer. Mr. Parrington received a bachelor’s degree in business administration from Georgetown University.

Jeffrey S. Davidson has been our chief executive officer and co-chairman of our board of directors since our inception. From January 2003 until March 2005, Mr. Davidson served as chief executive officer and director of Orange Hospitality Inc., a real estate investment trust, and has served as a principal and managing director of Coqui Capital Partners since 2000. Coqui Capital Partners is a Small Business Investment Company (SBIC) venture capital fund. As managing director of Coqui Capital Partners, Mr. Davidson has invested in various early stage companies, including real estate related opportunities. From 1997 through 1999, Mr. Davidson was a private investor and was not associated with any particular entity. From 1991 until 1997, Mr. Davidson was the chief executive officer and president of Magic Cinemas, LLC, a chain of motion pictures theaters with approximately $30 million of annual revenue. At Magic Cinemas, he developed over $100 million of real estate and was responsible for over 200 employees. In May 1997, he successfully negotiated the sale of the company to Regal Cinemas, Inc. From 1987 to 1991, Mr. Davidson founded and served as president of Mary Beth Associates, Inc., a $10 million chain of Taco Bell restaurants, where he was also responsible for establishing sales/marketing strategies and developing operating infrastructure. From 1984 to 1987, Mr. Davidson was the national sales manager of Grants Broadcasting, WGBS-TV, which was an owner and operator of independent television stations in Philadelphia, Miami and Chicago. Mr. Davidson received his undergraduate degree from Ohio University, where he received a BSJ in Journalism.

Udi Toledano has been our president and a member of our board of directors since our inception. Since January 2000, he has managed Millennium 3 Opportunity Fund, a venture capital fund, and since 1999, he has been the president of Millennium 3 Capital, Inc., a private investment company. From December 1993 until December 1999, Mr. Toledano was the president of Andromeda Enterprises, Inc., a private investment company. From 1983 to 1993, Mr. Toledano was the president of CR Capital Inc., where he made investments and completed financings in excess of $500 million in real estate, hotels, and in the shipping industry. Mr. Toledano was a partner in several hotel ventures, including as a co-developer of Hotel Nikko at Beverly Hills (now Le Meridien at Beverly Hills), a 304-room luxury hotel which opened in December 1991. Since 1994, Mr. Toledano has been a director of Universal Stainless & Alloy Products Inc. (NMS:USAP), a public company with year 2004 revenue in excess of $120 million. Mr. Toledano has served on boards of both public and private companies in various fields, including technology, software and healthcare. Mr. Toledano holds a BSc in Physics and Mathematics and an MBA, both from the Hebrew University of Jerusalem.

Stephen B. Siegel has been a member of our board of directors since our inception. Mr. Siegel is chairman of Global Brokerage Services of CB Richard Ellis, a full service real estate company. Prior to its merger with CB Richard Ellis, Mr. Siegel was the chairman and chief executive officer of Insignia/ESG, Inc., a commercial real estate companies in the United States, with significant international operations in the United Kingdom, Europe, Asia and Latin America. Mr. Siegel became the president and chief executive officer of Insignia/ESG, Inc.’s predecessor company, Edward S. Gordon Company, or ESG, in 1992. Prior to joining ESG, Mr. Siegel spent more than 27 years at Cushman & Wakefield, ascending to chief executive officer. Mr. Siegel left Cushman & Wakefield in late 1988 and entered a joint venture with the Chubb Corporation where he worked for several years to develop and acquire investment-grade office buildings throughout the United States. Since May 1995, Mr. Siegel has served as a trustee of the Liberty Property Trust (NYSE:LRY), a self-administered and self-managed real estate investment trust. Mr. Siegel is also involved in a number of charitable and civic affairs. He is the general chairman of the Association for the Help of Retarded Children. He is also chairman of the YMCA’s Capital Campaign. In addition, Mr. Siegel is a board member for both the City Center 55th Street Theater Foundation and the Greater New York Council of the Boy Scouts of America, and he serves as vice chairman of the board of the Benjamin N. Cardozo School of Law.

Glyn F. Aeppel has been our secretary and a member of our board of directors since inception. Ms. Aeppel has over 18 years of hotel acquisition and development experience, financing in excess of $1 billion in hotel properties. Since April 2004, Ms. Aeppel has been, and currently is, a principal of Aeppel and Associates, a hospitality advisory development company. From July 2002 to April 2004, Ms. Aeppel served as the executive vice president of business development for the Americas at Le Meridien Hotels and Resorts. From April 2001 to July 2002, Ms. Aeppel was the executive vice president of business development and acquisitions at Interstate Hotels & Resorts, Inc. (NYSE:IHR) and from 1995 to 1998 the vice president of development at Interstate. From 1998 to 2001, she was senior vice president of acquisitions and development for FFC Hospitality, LLC, a private equity fund founded by the co-founder and former chairman of Interstate. From 1993 to 1995, she was a partner in Lodging Evaluation Group, a hotel development and finance consulting company she co-founded. From 1990 to 1993, she was the director of development for Germany and Austria at Holiday Inn Worldwide (NYSE:IHC) in Wiesbaden, Germany. From 1988 to 1989, she was an international management consultant to Marriott International (NYSE:MAR) in Bonn, West Germany. From 1986 to 1988 she was a senior project finance analyst, treasury department for Marriott. Ms. Aeppel received an M.B.A. from the Harvard Graduate School of Business Administration and a B.A. from Principia College.

Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Glyn F. Aeppel, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of W. Thomas Parrington and Stephen B. Siegel, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Jeffrey S. Davidson and Udi Toledano, will expire at the third annual meeting.

Special Advisors

We also have several advisors that will assist us in our search for target business(es). Our advisors are as follows:

Robert Chefitz has been a member of our advisory board since its inception in May 2005. Mr. Chefitz has over 25 years of investment experience. Since 2002, Mr. Chefitz has been, and currently is, a general partner of NJTC Venture Fund, a venture capital fund. From 1990 until 2002, Mr. Chefitz was a general partner of Apax Partners (formerly Patricof & Co. Ventures, Inc.), where he played an integral role in raising over $1.5 billion for investment in various industries. From 1987 to July 1990, Mr. Chefitz was a managing director of Patricof & Co. Ventures, Inc., where he led and managed certain of the firm’s investments and from 1981 to 1987 was a senior associate of Golder, Thoma, Cressey & Co, where he worked on numerous investments in a wide range of industries. Mr. Chefitz is a member of the commitment committee of The Financial Recovery Fund and a director of World Links, a philanthropic, non-governmental organization that brings computer and internet access to schools in developing countries. Mr. Chefitz is the president of The New York Venture Capital Forum. Mr. Chefitz received an M.B.A. from Columbia University and a B.A. from Northwestern University.

Burton Koffman has been a member of our advisory board since its inception in May 2005. Mr. Koffman has been chairman of the board of Great American Industries, a group of industrial companies throughout the United States, since 1978. Mr. Koffman is also a principal in Binghamton Hotel Investors, the developer of two condominium hotels with a total of approximately 800 rooms under the Renaissance and Leading Hotels Brands. Since 1977, Mr. Koffman has also been a principal and director of Ben Arnold, Inc., a distributor of wines and spirits. From 1979-1983 he was a principal in the Sands Hotel and Casino in Las Vegas and Atlantic City. From 1973 to 1999 he was a principal in Williams Hospitality Management, owners and operators of the Condado Plaza Hotel and Casino, The El San Juan Hotel and Resort and the El Conquistador Hotel and Casino. Mr. Koffman is on the advisory board of Binghamton University. Mr. Koffman graduated from the Wharton School, University of Pennsylvania.

Dr. Michael J. Signorelli has been a member of our advisory board since its inception in May 2005. Since July 2001, Dr. Signorelli has been a managing member of a Nevada limited liability company that owns and operates the Golden Steer Steakhouse in Las Vegas and is a consultant to Consumer Direct of America, which is a publicly-traded mortgage lending company headquartered in Las Vegas, Nevada. Since January 2004, Dr. Signorelli has also been a member of the board of advisors to BT Securities, LLC., a Boston, Massachusetts investment banking firm. From December 1993 to November 2002, Dr. Signorelli served as chairman of the board, president and chief executive officer of NevStar Gaming & Entertainment Corporation until November 2002. Dr. Signorelli guided NevStar through a successful IPO which resulted in NevStar being listed on the NASDAQ Stock Market. In 1998, the State of Nevada Gaming Control Board recommended Dr. Signorelli for a non-restrictive gaming license which was approved by the State of Nevada Gaming Commission. Also in 1998, under Dr. Signorelli’s leadership, NevStar completed the first phase of a hotel-casino in Mesquite, Nevada, named the Mesquite Star, which was a $40 million hotel-casino on 25 acres with 210 rooms, 2 restaurants, entertainment center and a 35,000-square foot casino/public area. On December 1, 1999, NevStar filed a voluntary petition for relief under Chapter 11 in the United States Bankruptcy Court, District of Nevada (the “Bankruptcy Court”), The Bankruptcy Court permitted the receiver to foreclose on the casino, which occurred on November 13, 2000. On February 20, 2002, the Bankruptcy Court issued an order confirming the Plan of Reorganization and on November 22, 2002 the Plan of Reorganization became effective. From 1987 to 1990, Dr. Signorelli worked as chief project manager for the Fitzgeralds Group, which was an emerging hotel-casino company in Nevada with operations in both Reno and Las Vegas, where he managed all hotel-casino operations. Dr. Signorelli has a B.S. degree from the University of Rhode Island, a Masters of Science Degree from the University of Nevada at Las Vegas and completed a Doctorate Program at the University of Nevada at Las Vegas.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay monthly fees of $7,500 for general and administrative services, including office space, utilities and secretarial support, to an affiliate of Mr. Toledano, but in no event will such fees be more than $7,500 in the aggregate and all such arrangements will be arm’s-length transactions. This arrangement will be solely for our benefit and will not be intended to provide compensation in lieu of a salary. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Since our directors beneficially own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by the target business’ management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

If management negotiates to be retained post business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing contractual or fiduciary obligations they might have.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. All of our officers and directors have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for such companies, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, our existing stockholders have agreed to vote any shares of common stock acquired following this offering in favor of the business combination submitted to our stockholders for approval. Accordingly, they will not be able to exercise conversion rights with respect to a potential business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that such opinion will be included in our proxy solicitation materials furnished to our stockholders but that such independent investment banking firm will not be a consenting expert as is customary fairness opinion practice.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of   August 22, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of ownership is based on 2,499,998 shares of common stock outstanding on   the date of this prospectus and 12,499,998 shares of common stock outstanding after the completion of this offering (excluding the over-allotment option, the warrants and the purchase option granted to the representative of the underwriters).

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)			Before Offering	After Offering
Jeffrey S. Davidson	943,750	(2)	37.8%	7.6%
Udi Toledano	745,833	(3)	29.8%	6.0%
W. Thomas Parrington	208,333		8.3%	1.7%
Stephen B. Siegel	125,000		5.0%	1.0%
Glyn F. Aeppel	150,000		6.0%	1.2%
Robert Chefitz	125,000	(4)	5.0%	1.0%
All directors and executive officers as a group (five individuals)	2,172,916		86.9%	17.4%

——————

(1)

The business address of each of the individuals is 4 Becker Farm Road, Roseland, New Jersey 07068.

(2)

Shares held jointly with his wife.

(3)

Includes (i) 250,000 shares held by his wife Janet Toledano and (ii) 133,333 shares held in trust for the benefit of his children.

(4)

Shares held jointly with his wife.

None of our existing stockholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

three years following the date of this prospectus;

•

our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Our existing stockholders, officers and directors have agreed with Maxim Group LLC that after this offering is completed and within the first 40 trading days after separate trading of the warrants has commenced, they will collectively purchase warrants, in the aggregate, up to 1% of the gross proceeds of the offering (including if the over-allotment is exercised in full) in the public marketplace at prices not to exceed $1.20 per warrant. Each of our existing stockholders has agreed to purchase such warrants pursuant to agreements in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934. Such agreements have been entered into with Maxim Group LLC as of the date of this prospectus. Our existing stockholders will not have any discretion or influence with respect to such purchases. In addition, each of them have further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination and will be non-callable as long as they are held by them. In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the warrants described above and within the first forty trading days after separate trading of the warrants has commenced, Maxim Group LLC or certain of its principals, affiliates or designees has agreed to purchase up to $500,000 of warrants in the public marketplace at prices not to exceed $1.20 per warrant. Such warrants shall be identical to the warrants sold to investors in this offering. The warrants may trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

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CERTAIN TRANSACTIONS

On April 27, 2005, we issued an aggregate of 3,000,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.0083 per share, as follows:

Name	Number of Shares	Relationship to Us
Jeffrey S. Davidson	1,197,500	Co-Chairman, Chief Executive Officer and Stockholder
Udi Toledano	500,000	Director, President and Stockholder
Janet Toledano	300,000	Stockholder
Trust F/B/O Alexander & Anna Toledano DTD 9/2/93	160,000	Stockholder
W. Thomas Parrington	150,000	Co-Chairman and Stockholder
Glyn F. Aeppel	150,000	Director, Secretary and Stockholder
Stephen B. Siegel	150,000	Director and Stockholder
Robert and Laurie Chefitz	150,000	Advisor and Stockholder
Dr. Michael J. Signorelli	100,000	Advisor and Stockholder
Burton Koffman	80,000	Advisor and Stockholder
Rick Davidson	62,500	Stockholder

On June 16, 2005, Jeffrey S. Davidson and Udi Toledano each transferred 50,000 shares (for a total of 100,000) to W. Thomas Parrington, our co-chairman , at a purchase price of $.0083 per share.

On August 12, 2005, Jeffrey S. Davidson and Udi Toledano each transferred 15,000 shares (for a total of 30,000) to Glyn F. Aeppel, our secretary and a member of our board of directors, at a purchase price of $.0083 per share.

On August 22, 2005, we effected a five-for-six reverse stock split, effectively raising the purchase price to $.01 per share.  The sole purpose for such reverse stock split authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after the offering.

Following the reverse stock split, there were 2,499,998 shares of common stock outstanding, as follows:

Name	Number of Shares
Jeffrey S. Davidson	943,750
Udi Toledano	362,500
Janet Toledano	250,000
Trust F/B/O Alexander & Anna Toledano DTD 9/2/93	133,333
W. Thomas Parrington	208,333
Glyn F. Aeppel	150,000
Stephen B. Siegel	125,000
Robert and Laurie Chefitz	125,000
Dr. Michael J. Signorelli	83,333
Burton Koffman	66,666
Rick Davidson	52,083

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

We will pay monthly fees of $7,500 for general and administrative services, including office space, utilities and secretarial support, to an affiliate of Mr.Toledano, but in no event will such fees be more than $7,500 in the aggregate and all such arrangements will be arm’s-length transactions. This arrangement will be solely for our benefit and will not be intended to provide compensation in lieu of a salary. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Messrs. Davidson and Toledano have advanced a total of approximately $145,000 to us as of the date of this prospectus to cover expenses related to this offering. Of such loans , $115,000 will be payable without interest on the earlier of May 2, 2006 or the consummation of this offering and $30,000 will be payable without interest on the earlier of August 3, 2006 or the consummation of the offering .. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. In addition, our management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by us to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Messrs. Davidson, Toledano, Parrington, Siegel and Ms. Aeppel are deemed to be our “promoters,” as defined under the Federal securities laws.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 2,499,998 shares of common stock are outstanding, held by eleven recordholders, and there is no established trading market for our securities. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption, including any warrants issued to the underwriters if they exercise their unit purchase option, with Maxim Group LLC’s prior consent,

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in whole and not in part,

•

at a price of $.01 per warrant at any time after the warrants become exercisable,

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upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

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if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree to liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Because we may redeem the warrants only with the prior consent of Maxim Group LLC and it may hold warrants subject to redemption, it may have a conflict of interest in determining whether to consent to such redemption. We cannot assure you that Maxim Group LLC will consent to such redemption if it is not in its best interest even though it may be in our best interest.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 500,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, we will have 12,499,998 shares of common stock outstanding, or 13,999,998 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,499,998 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to April 27, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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1% of the number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the underwriters’ exercise their over-allotment option); and

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the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 2,499,998 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Maxim Group LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Maxim Group LLC
Oppenheimer & Co.
Wedbush Morgan Securities Inc.

Total	10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York , Rhode Island and Wyoming .. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho, Oregon and South Dakota may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

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Alabama, Arizona, Colorado, Connecticut, Florida, Georgia, Hawaii, Indiana, Louisiana, Maine, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, Utah, Virginia, Washington, and Wisconsin.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

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Delaware, the District of Columbia, Kansas, Maryland, Michigan, New Hampshire, Rhode Island, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Despite the exemption from state registration provided by the National Securities Markets Improvement Act, described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

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Alaska, Arkansas, California, Illinois, Iowa, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Puerto Rico, Tennessee, West Virginia and Wyoming.

We do not intend to register the resale of the securities sold in this offering in these states.

However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state’s registration requirements:

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immediately in Delaware, the District of Columbia, Illinois, Kentucky, Maryland and Rhode Island;

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commencing 90 days after the date of this prospectus in Iowa and New Mexico; and

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commencing 180 days from the date of this prospectus in Massachusetts.

Idaho, Oregon and South Dakota have informed us that they do not permit the resale in their states of securities issued in blank check offerings, without exception. We will amend this prospectus for the purpose of disclosing additional states, if any, which advise us that our securities will be eligible for secondary trading without registration.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $       per unit and the dealers may reallow a concession not in excess of $       per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of the offering; and

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other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	$80,000,000	$92,000,000
Discount (1)	$0.40	$4,000,000	$4,600,000
Non-accountable Expense Allowance (2)	$0.16	$1,600,000	$1,600,000
Proceeds before expenses (3)	$7.44	$74,400,000	$85,800,000

——————

(1)

Consists of an underwriting discount of 5% of the gross proceeds of this offering (including any units sold to cover over-allotments). Does not include an additional underwriting discount in the amount of 1% of the gross proceeds of this offering (including any units sold to cover over-allotments), payable out of the funds held in trust upon consummation of a business combination.

(2)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over- allotment option.

(3)

The offering expenses are estimated at approximately $505,000.

Warrant Solicitation Fee

We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for services rendered a commission equal to 3% of the exercise price for each warrant exercised during the period beginning 18 months after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

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the market price of the underlying shares of common stock is lower than the exercise price;

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the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

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the warrants are held in a discretionary account;

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the warrants are exercised in an unsolicited transaction; or

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the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $8.80 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 500,000 units, the 500,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

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Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed themaximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

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Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

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Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Subject to any regulatory restrictions, within the first forty trading days after separate trading of the warrants has commenced and the insider warrant purchases have occurred, the representative or certain of its principals, affiliates or designees has agreed to purchase up to $500,000 of warrants in the public marketplace at prices not to exceed $1.20 per warrant. The representative has agreed that any warrants purchased by it or its affiliates or designees will not be sold or transferred until the completion of a business combination. The commitment reflects the representative’s belief that the management team will be successful in its efforts to locate and close on a suitable business combination within the required timeframe. No assurance, however, can be given in this regard.

Our existing stockholders have agreed, pursuant to agreements with Maxim Group LLC in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase an amount of warrants equal to an aggregate of up to 1% of the gross proceeds of the offering at market prices not to exceed $1.20 per warrant within the forty-trading day period commencing on the date separate trading of the warrants commences.

Such warrant purchases may serve to stabilize the market price of the warrants during such forty-trading day period at a price above that which would prevail in the absence of such purchases by our existing stockholders. The termination of the support provided by the purchases of the warrants after the end of forty trading days may materially adversely affect the trading price of the warrants.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of two years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.

We will pay the representative a cash fee at the closing of our business combination equal to 1% of the gross proceeds raised in the offering, including any proceeds we receive as a result of the exercise of the underwriters’ over-allotment option. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that, except as set forth above with respect to the representative acting as our investment banker, no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

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LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz Levin Cohen Ferris Glovsky and Popeo, P.C., New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass and Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass and Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass and Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

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KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders
Key Hospitality Acquisition Corporation

We have audited the accompanying balance sheet of Key Hospitality Acquisition Corporation (a corporation in the development stage) as of May 3, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from April 25, 2005 (inception) to May 3, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Hospitality Acquisition Corporation (a corporation in the development stage) as of May 3, 2005, and the results of its operations and its cash flows for the period from April 25, 2005 (inception) to May 3, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass and Company, P.C.
Roseland, New Jersey

  August 22, 2005

KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEET

May 3, 2005

ASSETS

Current asset, cash	$123,500

Other assets, deferred offering costs	145,000
$268,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$145,293
Notes payable, stockholders	105,000
Total current liabilities	250,293

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.001 par value, authorized 1,000,000 shares; none issued
Common stock, $.001 par value, authorized 50,000,000 shares; issued and outstanding 2,499,998 shares	2,500
Paid-in capital in excess of par	22,500
Stock subscription receivable	(6,500)
Deficit accumulated during the development stage	(293)
Total stockholders’ equity	18,207
$268,500

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For period from April 25, 2005 (inception) to May 3, 2005

Formation and operating costs	$293

Net loss	$293

Weighted average shares outstanding	2,499,998

Net loss per share	$—

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For period from April 25, 2005 (inception) to May 3, 2005

	Common Stock Shares	Amount	Paid-in Capital in Excess of Par	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Stockholders’ Equity

Common shares issued	2,499,998	$2,500	$22,500	$(6,500)	$—	$18,500

Net loss					(293)	(293)

Balances, at May 3, 2005	2,499,998	$2,500	$22,500	$(6,500)	$(293)	$18,207

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For period from April 25, 2005 (inception) to May 3, 2005

Cash flows from operating activities
Net loss	$(293)
Increase in cash attributable to change in accrued expenses	293

Net cash provided by operating activities

Cash flows from financing activities
Proceeds from notes payable, stockholders	105,000
Proceeds from sale of common stock	18,500

Net cash provided by financing activities	123,500

Net increase in cash	123,500

Cash, beginning of period

Cash, end of period	$123,500

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$145,000

Stock issued on a subscription basis	$6,500

See accompanying notes to financial statements

KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.

Nature of operations and summary of significant accounting policies

Nature of Operations

Key Hospitality Acquisition Corporation (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business in the hospitality industry.

At May 3, 2005, the Company had not yet commenced any operations. All activity through May 3, 2005 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include an operating business that provides services and a “business combination” shall mean the acquisition by the Company of such a target business.

The Company’s efforts in identifying a prospective target business will not be limited to a particular industry, although management intends to focus on operating businesses in the hospitality industry. The Company believes that current and anticipated growth in hotels, gaming and hospitality services should create attractive opportunities with significant potential for capital appreciation.

Upon the closing of the Proposed Offering, $72,500,000 or 91% ($83,375,000 if the underwriters’ over allotment option is exercised in full) of the proceeds of this offering ($7.25 per unit) will be placed in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of the Company’s existing stockholders, including all of its officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The Company will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in the offering exercise their conversion rights.

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

The Company will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets if the Company does not effect a business combination within 18 months after consummation of the offering (or within 24 months from the consummation of the offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the offering and the business combination has not yet been consummated within such 18 month period.)

KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.

Nature of operations and summary of significant accounting policies (continued)

Loss Per Common Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.

Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units (“Units”) at a maximum price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $.001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus. An additional 1,500,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The exercise price of these units is identical to those offered by the proposed offering.

3.

Deferred Offering Costs

Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4.

Notes Payable, Stockholders

The Company issued an aggregate of $105,000 in unsecured promissory notes to two stockholders on May 2, 2005.  The notes bear no interest and are payable on the earlier of May 2, 2006 or the consummation of the Company’s initial public offering of its securities.  Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.

Commitments and contingencies

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative expenses to related entities of two stockholders. Upon completion of a business combination or liquidation, the Company will no longer be required to pay these monthly fees.

The Company has also agreed to sell Maxim Group LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 500,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are also identical to those offered by the proposed offering except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering.) Additionally, the Company agrees to pay fees of 7% of the gross offering proceeds to Maxim Group LLC at the closing and a commission equal to 3% of the exercise price for each warrant exercised during the period ending 18 months after the date of the prospectus if the exercise was solicited by the underwriters.

KEY HOSPITALITY ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

5.

Commitments and contingencies (continued)

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2.89 per unit, or $1,445,000 total, using an expected life of four years, volatility of 44.23% and a risk-free interest rate of 3.85%.

The volatility calculation of 44.23% is based on the 365-day average volatility of a representative sample of eight (8) companies with market capitalizations under $500 million that management believes to be engaged in the business of hotels, gaming or hospitality services industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the prospectus with respect to the issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at prices below its exercise price.

The Company’s officers and directors have agreed that they, or their affiliates, will purchase up to 1% of the gross proceeds of the offering, within the first 40 days after the warrants have traded, including the over-allotment in the public marketplace at prices not to exceed $1.20 per warrant.

6.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

7.

Subsequent Events

In August 2005, the Board of Directors of the Company approved a five-for-six reverse stock split to all shareholders of record on August 22, 2005.  All transactions and disclosures in the financial statements, related to the Company’s common stock, have been adjusted to reflect the effects of the stock split.

During the period May 6, 2005 to August 4, 2005, the Company issued an aggregate of $40,000 in unsecured promissory notes to two stockholders.  The notes bear no interest and are payable on the earlier of August 3, 2006 or the consummation of the Company’s initial public offering of its securities.

Until              , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$80,000,000 KEY HOSPITALITY ACQUISITION CORPORATION 10,000,000 units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
Prospectus Summary	1	Maxim Group LLC Oppenheimer & Co. Wedbush Morgan Securities
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	22
Dilution	25
Capitalization	26
Management’s Discussion and Analysis of Financial Condition and Results of Operations	27
Proposed Business	29
Management	42
Principal Stockholders	47
Certain Transactions	49
Description of Securities	51
Underwriting	55
Legal Matters	60
Experts	60
Where You Can Find Additional Information	60
Index to Financial Statements	F-1

		, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	23,891
NASD filing fee	20,798
Accounting fees and expenses	20,000
Printing and engraving expenses	50,000
Directors and officers liability insurance premiums (2)	120,000
Legal fees and expenses	300,000
Blue sky services and expenses	50,000
Miscellaneous	39,311	(3)
Total	$625,000

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Jeffrey and Mary Beth Davidson	1,197,500
Udi Toledano	500,000
Janet Toledano	300,000
Trust F/B/O Alexander & Anna Toledano DTD 9/2/93	160,000
W. Thomas Parrington	150,000
Glyn F. Aeppel	150,000
Stephen B. Siegel	150,000
Robert and Laurie Chefitz	150,000
Michael Signorelli	100,000
Burton Koffman	80,000
Rick Davidson	62,500

Such shares were issued on April 27, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0083 per share. No underwriting discounts or commissions were paid with respect to such sales.

On June 16, 2005, Jeffrey S. Davidson and Udi Toledano each transferred 50,000 shares (for a total of 100,000) to W. Thomas Parrington, our Co-Chairman, at a purchase price of $.0083 per share.

On August 12, 2005, Jeffrey S. Davidson and Udi Toledano each transferred 15,000 shares (for a total of 30,000) to Glyn F. Aeppel, our secretary and a member of our board of directors, at a purchase price of $.0083 per share.

On August 22, 2005, we effected a five-for-six reverse stock split, effectively raising the purchase price to $.01 per share.  The sole purpose for such reverse stock split authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after the offering.  Following the reverse stock split, there were 2,499,998 shares of common stock outstanding.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
1.2	Form of Selected Dealers Agreement +
3.1	Amended and Restated Certificate of Incorporation.
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of Unit Purchase Option to be granted to Representative.
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC.*
10.1	Form of Letter Agreement among the Registrant, Maxim Group LLC and Jeffrey S. Davidson. *
10.2	Form of Letter Agreement among the Registrant, Maxim Group LLC and Udi Toledano.*
10.3	Form of Letter Agreement among the Registrant, Maxim Group LLC and W. Thomas Parrington.*
10.4	Form of Letter Agreement among the Registrant, Maxim Group LLC and Stephen B. Siegel.*
10.5	Form of Letter Agreement among the Registrant, Maxim Group LLC and Glyn F. Aeppel.*
10.6	Form of Letter Agreement among the Registrant, Maxim Group LLC and Robert Chefitz.*
10.7	Form of Letter Agreement among the Registrant, Maxim Group LLC and Burton Koffman.*
10.8	Form of Letter Agreement among the Registrant, Maxim Group LLC and Michael Signorelli.*
10.9	Form of Letter Agreement among the Registrant, Maxim Group LLC and Janet Toledano.*
10.10	Form of Letter Agreement among the Registrant, Maxim Group LLC and Trust F/B/O Alexander and Anna Toledano DTD 9/2/93.*
10.11	Form of Letter Agreement among the Registrant, Maxim Group LLC and Rick Davidson.*
10.12	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.13	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.14	Promissory Note, dated May 2, 2005, issued to Jeffrey S. Davidson.*
10.15	Promissory Note, dated May 2, 2005, issued to Udi Toledano.*
10.16	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.17	Form of Warrant Purchase Agreement between Insiders and Maxim Group LLC.*
14	Code of Business Conduct and Ethics *
23.1	Consent of Rothstein, Kass and Company, P.C.
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1).*
24	Power of Attorney.*

——————

* Previously filed

+ To be filed by amendment

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on   August 22, 2005.

Key Hospitality Acquisition Corporation

By:	/s/ Jeffrey S. Davidson
Jeffrey S. Davidson
Co-Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Jeffrey S. Davidson	Chief Executive Officer and Co-Chairman (principal executive and principal financial and accounting officer)	August 22, 2005
Jeffrey S. Davidson

/s/ W. Thomas Parrington*	Co-Chairman	August 22, 2005
W. Thomas Parrington

/s/ Udi Toledano*	President and Director	August 22, 2005
Udi Toledano

/s/ Glyn F. Aeppel *	Secretary and Director	August 22, 2005
Glyn F. Aeppel

/s/ Stepehen B. Siegel *	Director	August 22, 2005
Stephen B. Siegel

*By: /s/ Jeffrey S. Davidson
Jeffrey S. Davidson
Power of Attorney